As filed with the Securities and Exchange Commission on June 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The NASDAQ OMX Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1165937
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

One Liberty Plaza

New York, New York 10006

+1 212 401 8700

(Address of principal executive offices)

The NASDAQ OMX Group, Inc. Equity Incentive Plan

(Full title of the Plan(s))

Edward S. Knight

Executive Vice President and General Counsel

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

+ 1 212 401 8700

(Name, address, telephone number, including area code, of agent for service)

Copies to:

David M. Lynn, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Avenue, N.W., Suite 6000

Washington, DC 20006

+1 202 887 1563

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	11,200,000 shares (1)	$18.91	$211,792,000	$15,100.77

(1)	Represents 11,200,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under The NASDAQ OMX Group, Inc. Equity Incentive Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of our Common Stock as may become issuable under the Plan as a result of any stock split, stock dividend, recapitalization or similar event.
(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our Common Stock as reported on The NASDAQ Stock Market on June 22, 2010.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by The NASDAQ OMX Group, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s Common Stock under The NASDAQ OMX Group, Inc. Equity Incentive Plan, as amended and restated (the “Plan”). On April 17, 2008, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to, among other things, increase the number of shares available for issuance under the Plan by 5,000,000 shares of Common Stock, which proposal was approved by the Company’s stockholders on May 21, 2008. On April 16, 2010, the Company filed with the Commission a definitive proxy statement that included a proposal to, among other things, increase the number of shares available for issuance under the Plan by 6,200,000 shares of Common Stock, which proposal was approved by the Company’s stockholders on May 27, 2010. This Registration Statement registers the aggregate 11,200,000 additional shares of Common Stock available for issuance under the Plan.

The 11,200,000 additional shares of Common Stock available for issuance under the Plan registered pursuant to this Registration Statement are of the same class of securities as the 29,500,000 shares of Common Stock registered for issuance under the Plan pursuant to (i) the currently effective Registration Statement on Form S-8 (Registration No. 333-70992) filed on October 4, 2001 (the “Original Registration Statement”), as amended by Post-Effective Amendment No. 1 thereto filed on November 6, 2001, and (ii) the Registration Statement on Form S-8 (Registration No. 333-110602) filed on November 19, 2003 (the “Second Registration Statement”). The contents of the Original Registration Statement and the Second Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement and the Second Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement and the Second Registration Statement, as applicable.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2009, filed on February 18, 2010;

(b)	the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 5, 2010;

(c)	the Current Reports on Form 8-K, filed on April 22, 2010, April 30, 2010 and June 2, 2010; and

(d)	the description of the Company’s common stock set forth under the caption “Item 11. Description of Registrant’s Securities to be Registered” in the Form 10, filed on April 30, 2001, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of these filings and any other filings incorporated by reference may be obtained at no cost, by writing or telephoning the Company at the following address:

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

(212) 401-8700

email: investor.relations@nasdaqomx.com

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the restated certificate of incorporation of the Company and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the restated certificate of incorporation and the DGCL.

The restated certificate of incorporation provides that the Company shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Document

4.1	Restated Certificate of Incorporation of The NASDAQ OMX Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009).

4.1.1	Certificate of Designation of Series A Convertible Preferred Stock of The NASDAQ OMX Group, Inc. (incorporated herein by reference to Exhibit 3.1.8 to the Current Report on Form 8-K filed on October 6, 2009).

4.2	By-Laws of The NASDAQ OMX Group, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed August 26, 2009).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form 10 filed on April 30, 2001).

5.1	Opinion of Morrison & Foerster LLP (filed herewith).

10.1	The NASDAQ OMX Group, Inc. Equity Incentive Plan (as amended and restated as of May 27, 2010) (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 18, 2010.

The NASDAQ OMX Group, Inc.

By:	/S/ ROBERT GREIFELD
Robert Greifeld
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that the undersigned, an executive officer or director of The NASDAQ OMX Group, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint Joan C. Conley the true and lawful attorney-in-fact and agent of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorney-in-fact and agent may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as an executive officer or director of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462 of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, prospectuses, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorney-in-fact and agent deems advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorney-in-fact or agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ ROBERT GREIFELD	Chief Executive Officer (Principal Executive Officer) and Director	June 18, 2010
Robert Greifeld

/S/ ADENA T. FRIEDMAN	Chief Financial Officer (Principal Financial Officer)	June 18, 2010
Adena T. Friedman

/S/ RONALD HASSEN	Senior Vice President and Controller (Principal Accounting Officer)	June 18, 2010
Ronald Hassen

/S/ H. FURLONG BALDWIN	Chairman of the Board of Directors	June 18, 2010
H. Furlong Baldwin

/S/ URBAN BÄCKSTRÖM	Deputy Chairman of the Board of Directors	June 18, 2010
Urban Bäckström

/S/ MICHAEL CASEY	Director	June 18, 2010
Michael Casey

/S/ LON GORMAN	Director	June 18, 2010
Lon Gorman

/S/ GLENN H. HUTCHINS	Director	June 18, 2010
Glenn H. Hutchins

/S/ BIRGITTA KANTOLA	Director	June 18, 2010
Birgitta Kantola

/S/ ESSA KAZIM	Director	June 18, 2010
Essa Kazim

/S/ JOHN D. MARKESE	Director	June 18, 2010
John D. Markese

/S/ HANS MUNK NIELSEN	Director	June 18, 2010
Hans Munk Nielsen

/S/ THOMAS F. O’NEILL	Director	June 18, 2010
Thomas F. O’Neill

/S/ JAMES S. RIEPE	Director	June 18, 2010
James S. Riepe

/S/ MICHAEL R. SPLINTER	Director	June 18, 2010
Michael R. Splinter

/S/ LARS WEDENBORN	Director	June 18, 2010
Lars Wedenborn

/S/ DEBORAH L. WINCE-SMITH	Director	June 18, 2010
Deborah L. Wince-Smith

INDEX TO EXHIBITS

Exhibit Number	Document

4.1	Restated Certificate of Incorporation of The NASDAQ OMX Group, Inc. (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009).

4.1.1	Certificate of Designation of Series A Convertible Preferred Stock of The NASDAQ OMX Group, Inc. (incorporated herein by reference to Exhibit 3.1.8 to the Current Report on Form 8-K filed on October 6, 2009).

4.2	By-Laws of The NASDAQ OMX Group, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed August 26, 2009).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Form 10 filed on April 30, 2001).

5.1	Opinion of Morrison & Foerster LLP (filed herewith).

10.1	The NASDAQ OMX Group, Inc. Equity Incentive Plan (as amended and restated as of May 27, 2010) (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).